Exhibit 10.14

INNIO N.V.

2026 INCENTIVE AWARD PLAN

RESTRICTED SHARE UNIT GRANT NOTICE

Capitalized terms not specifically defined in this Restricted Share Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the 2026 Incentive Award Plan (as amended from time to time, the “Plan”) of INNIO N.V. (the “Company”).

The Company hereby grants to the participant listed below (“Participant”) the Restricted Share Units described in this Grant Notice (the “RSUs”), subject to the terms and conditions of the Plan and the Restricted Share Unit Agreement attached hereto as Exhibit A (the “Agreement”), including any special provisions for Participant’s country of residence, if any, attached to the Agreement as Exhibit A-1 (the “Country Provisions”), each of which are incorporated into this Grant Notice by reference. Each vested RSU represents the right to receive, in accordance with the Agreement, one Ordinary Share (“Share”). Each RSU is hereby granted in tandem with a corresponding dividend equivalent to the extent a portion of such RSU is vested, as further described in Article II of the Agreement (the “Dividend Equivalents”).

Participant:	[Insert Participant Name]
Grant Date:	[Insert Grant Date]
Number of RSUs:	[Insert Number of RSUs]
Vesting Commencement Date:	[Insert Vesting Commencement Date]
Vesting Schedule:	[Insert Individual Vesting Terms]

If the Company uses an electronic capitalization table system (such as Shareworks, Carta or Equity Edge) and the fields in this Grant Notice are blank or the information is otherwise provided in a different format electronically, the blank fields and other information will be deemed to come from the electronic capitalization system and is considered part of this Grant Notice. In addition, the Company’s signature below shall be deemed to have occurred by the Company’s input of the RSUs in such electronic capitalization table system and Participant’s signature below shall be deemed to have occurred by Participant’s online acceptance of the RSUs through such electronic capitalization table system.

By accepting this Award electronically through the Plan service provider’s online grant acceptance procedure, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement, the Grant Notice and the Country Provisions, as applicable. Participant has reviewed the Agreement, the Plan, the Grant Notice and the Country Provisions, as applicable in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Grant Notice and fully understands all provisions of the Grant Notice, the Agreement, the Plan and the Country Provisions, as applicable. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the Grant Notice and the Agreement.

INNIO N.V.	PARTICIPANT
By:	By:
Print Name:	Print Name:
Title:

Exhibit A

RESTRICTED SHARE UNIT AWARD AGREEMENT

Pursuant to the Grant Notice to which this Agreement is attached, the Company has granted to Participant the number of RSUs set forth in the Grant Notice.

ARTICLE I.

general

Section 1.1 Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice. For purposes of this Agreement:

(a) “Cessation Date” shall mean the date of Participant’s Termination of Service (regardless of the reason for such termination).

(b) “Participating Company” shall mean the Company or any of its parents or Subsidiaries.

Section 1.2 Incorporation of Terms of Plan. The RSUs and the Shares issued to Participant hereunder are subject to the terms and conditions set forth in this Agreement (including the Country Provisions (if applicable)) and the Plan (including, without limitation, Section 10.6 thereof), which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. If the Country Provisions apply to Participant, in the event of a conflict between the terms of this Agreement, the Grant Notice or the Plan and the Country Provisions, the terms of the Country Provisions shall control.

ARTICLE II.

award of restricted SHARE UNITS

Section 2.1 Award of RSUs and Dividend Equivalents

(a) In consideration of Participant’s past and/or continued employment with or service to a Participating Company and for other good and valuable consideration, effective as of the grant date set forth in the Grant Notice (the “Grant Date”), the Company has granted to Participant the number of RSUs set forth in the Grant Notice, upon the terms and conditions set forth in the Grant Notice, the Plan and this Agreement, subject to adjustment as provided in Article VIII of the Plan. Each RSU represents the right to receive one Share at the times and subject to the conditions set forth herein, including the Country Provisions. However, unless and until the RSUs have vested, Participant will have no right to the payment of any Shares subject thereto. Prior to the actual delivery of any Shares, the RSUs will represent an unsecured obligation of the Company, payable only from the general assets of the Company.

(b) The Company hereby grants to Participant an Award of Dividend Equivalents with respect to each RSU granted pursuant to the Grant Notice for all ordinary cash dividends that are paid to all or substantially all holders of the outstanding Shares between the Grant Date and the date when the applicable RSU is distributed or paid to Participant or is forfeited or expires. The Dividend Equivalents for each RSU shall be equal to the amount of cash that is paid as a dividend on one Share. All such Dividend Equivalents shall be credited to Participant and be deemed to be reinvested in additional RSUs as of the date of payment of any such dividend based on the Fair Market Value of a Share on such date. Each additional RSU that results from such deemed reinvestment of Dividend Equivalents granted hereunder shall be subject to the same vesting, distribution or payment, adjustment and other provisions that apply to the underlying RSU to which such additional RSU relates.

Section 2.2 Vesting of RSUs and Dividend Equivalents.

(a) Subject to Participant’s continued employment with or service to a Participating Company on each applicable vesting date and subject to the terms of this Agreement, the RSUs shall vest in such amounts and at such times as are set forth in the Grant Notice. Each additional RSU that results from deemed reinvestments of Dividend Equivalents pursuant to Section 2.1(b) shall vest whenever the underlying RSU to which such additional RSU relates vests.

(b) In the event Participant incurs a Termination of Service, except as may be otherwise provided by the Administrator or as set forth in a written agreement between Participant and the Company, Participant shall immediately forfeit any and all RSUs and Dividend Equivalents granted under this Agreement that have not vested or do not vest on or prior to the date on which such Termination of Service occurs, and Participant’s rights in any such RSUs and Dividend Equivalents that are not so vested shall lapse and expire.

(c) Notwithstanding the Grant Notice or the provisions of Section 2.2(a) and Section 2.2(b), upon the occurrence of the Cessation Date by reason of Participant’s Termination of Service due to death or Disability, the RSUs shall become vested in full upon such Cessation Date.

(d) [Notwithstanding the Grant Notice or the provisions of Section 2.2(a) and Section 2.2(b), upon the occurrence of the Cessation Date by reason of a Participant’s Termination of Service by the Company without Cause, due to the expiration of Participant’s employment or service contract in accordance with its terms following which Participant ceases to remain employed or provide services to any Participating Company, or the termination of the Participant’s employment or service by mutual agreement of the Company and the Participant that Participant’s Termination of Service shall constitute a “good leaver” termination, a prorated portion of the Participant’s unvested RSUs that would have become vested as of the next vesting date immediately following such Cessation Date shall become vested upon such Cessation Date, calculated based on multiplying the number of RSUs which would have become vested as of such next vesting date by a fraction, the numerator of which is (i) the number of completed months for which the Participant was employed or provided services to the Participating Companies during the period beginning on the Grant Date and ending on such Cessation Date, and the denominator of which is (ii) the number of months in the applicable vesting period.]1

(e) [Notwithstanding the Grant Notice or the provisions of Section 2.2(a) and Section 2.2(b), (i) upon the occurrence of the Cessation Date by reason of a Participant’s Termination of Service by the Company without Cause, or the termination of the Participant’s employment or service by mutual agreement of the Company and the Participant that Participant’s Termination of Service shall constitute a “good leaver” termination, a prorated portion of the Participant’s unvested RSUs that would have become vested as of the next vesting date immediately following such Cessation Date shall become vested upon such Cessation Date, calculated based on multiplying the number of RSUs which would have become vested as of such next vesting date by a fraction, the numerator of which is (1) the number of completed months for which the Participant was employed or provided services to the Participating Companies during the period beginning on the Grant Date and ending on such Cessation Date, and the denominator of which is (2) the number of months in the applicable vesting period, and (ii) upon the occurrence of the Cessation Date by reason of a Participant’s Termination of Service due to the expiration of Participant’s employment or service contract in accordance with its terms following which Participant ceases to remain employed or

1 Note to Draft: To include for all grantees except the CEO and CFO.

provide services to any Participating Company, the Participant’s unvested RSUs shall become vested in full upon such Cessation Date.]2

Section 2.3 Distribution or Payment of RSUs.

(a) Participant’s RSUs shall be distributed in Shares (either in book-entry form or otherwise) as soon as administratively practicable following the vesting of any RSUs pursuant to Section 2.2 hereof, but in no event later than March 15 of the year after the year of vesting. Notwithstanding the foregoing, the Company may delay a distribution or payment in settlement of RSUs if it reasonably determines that such payment or distribution will violate federal securities laws or any other Applicable Law, provided that such distribution or payment shall be made at the earliest date at which the Company reasonably determines that the making of such distribution or payment will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii) or other Applicable Law, and provided further that no payment or distribution shall be delayed under this Section 2.3(a) if such delay will result in a violation of Section 409A or other Applicable Law.

(b) All distributions shall be made by the Company in the form of whole Shares.

Section 2.4 Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any Shares or certificate or certificates for any Shares or to cause any Shares to be held in book-entry form prior to the fulfillment of all of the following conditions: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (b) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (c) the obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable, (d) a determination that the Company is not required, or otherwise exempt from, publishing a prospectus under the Applicable Law of any applicable jurisdiction as determined by the Administrator and (e) the receipt of full payment of any applicable withholding tax in accordance with Section 2.5 by the Participating Company with respect to which the applicable withholding obligation arises.

Section 2.5 Tax Withholding. Notwithstanding any other provision of this Agreement:

(a) The Participating Companies have the authority to deduct or withhold, or require Participant to remit to the applicable Participating Company, an amount sufficient to satisfy any applicable federal, state, local and foreign taxes (including the employee portion of any FICA obligation or of any foreign equivalent) required by Applicable Law to be withheld with respect to any taxable event arising pursuant to this Agreement. The Participating Companies may withhold or Participant may make such payment in one or more of the forms specified below:

(i) by cash or check made payable to the Participating Company with respect to which the withholding obligation arises;

(ii) by the deduction of such amount from other compensation payable to Participant;

2 Note to Draft: To include for the CEO and CFO only.

(iii) with respect to any withholding taxes arising in connection with the vesting or settlement of the RSUs, with the consent of the Administrator, by requesting that the Company withhold a net number of vested Shares otherwise issuable pursuant to the RSUs having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Participating Companies based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(iv) with respect to any withholding taxes arising in connection with the vesting or settlement of the RSUs, with the consent of the Administrator, by tendering to the Company vested Shares having a then current Fair Market Value not exceeding the amount necessary to satisfy the withholding obligation of the Participating Companies based on the maximum statutory withholding rates in Participant’s applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income;

(v) with respect to any withholding taxes arising in connection with the vesting or settlement of the RSUs, through the delivery of a notice that Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable to Participant pursuant to the RSUs, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Participating Company with respect to which the withholding obligation arises in satisfaction of such withholding taxes; provided that payment of such proceeds is then made to the applicable Participating Company at such time as may be required by the Administrator, but in any event prior to the settlement of such sale; or

(vi) in any combination of the foregoing.

(b) With respect to any withholding taxes arising in connection with the RSUs, in the event Participant fails to provide timely payment of all sums required pursuant to Section 2.5(a), the Company shall have the right and option, but not the obligation, to treat such failure as an election by Participant to satisfy all or any portion of Participant’s required payment obligation pursuant to Section 2.5(a)(ii) or Section 2.5(a)(iii) above, or any combination of the foregoing as the Company may determine to be appropriate. The Company shall not be obligated to deliver any Shares or certificate representing Shares issuable with respect to the RSUs to Participant or his or her legal representative unless and until Participant or his or her legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, local and foreign taxes applicable with respect to the taxable income of Participant resulting from the vesting or settlement of the RSUs or any other taxable event related to the RSUs.

(c) In the event any tax withholding obligation arising in connection with the RSUs will be satisfied under Section 2.5(a)(iii), then the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on Participant’s behalf a whole number of Shares from those Shares then issuable to Participant pursuant to the RSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the tax withholding obligation and to remit the proceeds of such sale to the Participating Company with respect to which the withholding obligation arises. Participant’s acceptance of this Award constitutes Participant’s instruction and authorization to the Company and such brokerage firm to complete the transactions described in this Section 2.5(c), including the transactions described in the previous sentence, as applicable. The Company may refuse to issue any Shares in settlement of the RSUs to Participant until the foregoing tax withholding obligations are satisfied, provided that no payment shall be delayed under this Section 2.5(c) if such delay will result in a violation of Section 409A of the Code.

(d) Participant is ultimately liable and responsible for all taxes (including the employee portion of any FICA obligation or of any foreign equivalent) owed in connection with the RSUs, regardless of any action any Participating Company takes with respect to any tax withholding obligations that arise in connection with the RSUs. No Participating Company makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Participating Companies do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.

Section 2.6 Rights as Shareholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a shareholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book-entry form) will have been issued and recorded on the records of the Company or its transfer agents or registrars and delivered to Participant (including through electronic delivery to a brokerage account). Except as otherwise provided herein, after such issuance, recordation and delivery, Participant will have all the rights of a shareholder of the Company with respect to such Shares, including, without limitation, the right to receipt of dividends and distributions on such Shares.

Section 2.7 Restrictive Covenants; Forfeiture. As a condition to the receipt of the RSUs, and subject to Applicable Law, Participant agrees to execute and comply with the restrictive covenant agreement attached hereto as Exhibit B (the “Restrictive Covenant Agreement”). In the event Participant materially breaches the Restrictive Covenant Agreement, Participant shall immediately forfeit any and all unvested RSUs and vested but unsettled RSUs granted under this Agreement, and Participant’s rights in any such RSUs shall lapse and expire. In addition, if Participant is found to have materially breached the Restrictive Covenant Agreement during a period beginning with the Grant Date and ending on the earlier of (a) the last day of the Restricted Period (as defined in the Restrictive Covenant Agreement) or (b) the [first anniversary]3 [second anniversary]4 of the vesting date of the RSUs, Participant agrees that Participant shall (i) immediately forfeit any net after-tax Shares received on settlement of the RSUs granted under this Agreement (the “RSU Shares”) to the extent Participant still holds such RSU Shares and (ii) to the extent Participant has transferred, sold or otherwise disposed of any such RSU Shares, promptly repay to the Company an amount equal to the Fair Market Value of such RSU Shares as of the date of such transfer, sale or disposition, with such payment to occur promptly following notice by the Company. The sole remedy upon any breach of the Restrictive Covenant Agreement by Participant shall be the forfeiture of RSUs and/or the clawback of the RSU Shares and/or the Fair Market Value thereof as set forth in this Section 2.7 (and, for the avoidance of doubt, the Company shall not be entitled to bring an action for injunctive relief or specific performance in connection with any breach of this Restrictive Covenant Agreement).

ARTICLE III.

other provisions

Section 3.1 Administration. The Administrator shall have the power to interpret the Plan, the Grant Notice and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan, the Grant Notice and this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator will be final and binding upon Participant, the Company and all other interested persons. To the extent allowable pursuant to Applicable Laws, neither the Administrator nor any member of the Committee or the Board will be personally liable for any action, determination or interpretation made with respect to the Plan, the Grant Notice or this Agreement.

3 Note to Draft: To include for Austrian Participants.

4 Note to Draft: To include for German and US Participants.

Section 3.2 RSUs Not Transferable. The RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the Shares underlying the RSUs have been issued, and all restrictions applicable to such Shares have lapsed. No RSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

Section 3.3 Adjustments. The Administrator may accelerate the vesting of all or a portion of the RSUs in such circumstances as it, in its sole discretion, may determine. Participant acknowledges that the RSUs and the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan, including Article VIII of the Plan.

Section 3.4 Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the General Counsel of the Company at the Company’s principal office, and any notice to be given to Participant shall be addressed to Participant at Participant’s last email or physical address reflected on the Company’s records. By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and, with respect to Participants residing in the United States of America, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 3.5 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 3.6 Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 3.7 Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws, including, without limitation, the provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to Applicable Laws. To the extent permitted by Applicable Laws, the Plan, the Grant Notice and this Agreement shall be deemed amended to the extent necessary to conform to Applicable Laws.

Section 3.8 Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board, provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of Participant, unless such action is necessary to ensure or facilitate compliance with Applicable Law, as determined by the Administrator.

Section 3.9 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in Section 3.2 and the Plan, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

Section 3.10 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the RSUs (including RSUs that result from the deemed reinvestment of Dividend Equivalents), the Dividend Equivalents, the Grant Notice and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Laws, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

Section 3.11 Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue to serve as an employee or other service provider of any Participating Company or shall interfere with or restrict in any way the rights of any Participating Company, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent (a) expressly provided otherwise in a written agreement between a Participating Company and Participant or (b) where such provisions are not consistent with applicable foreign or local laws, in which case such applicable foreign or local laws shall control.

Section 3.12 Entire Agreement. The Plan, the Grant Notice and this Agreement (including the Country Provisions and any other exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

Section 3.13 Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A and shall be interpreted consistent with such intent. However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

Section 3.14 Special Country Provisions for RSUs Granted to Participants. The RSUs shall be subject to the Country Provisions, if any, for Participant’s country of residence, as set forth in the Country Provisions. If Participant relocates to one of the countries included in the Country Provisions during the life of the RSUs, the special provisions for such country shall apply to Participant, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Company reserves the right to impose other requirements on the RSUs and the Shares issuable upon settlement of the RSUs, to the extent the Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Section 3.15 Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

Section 3.16 Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs and Dividend Equivalents.

Section 3.17 Clawback. The RSUs (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or settlement of the RSUs or the receipt or resale of any Shares underlying the RSUs) will be subject to any Company clawback policy as in effect from time to time, including any clawback policy adopted to comply with any Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder).

Section 3.18 Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which shall be deemed an original and all of which together shall constitute one instrument.

* * * * *

EXHIBIT A-1

TO RESTRICTED SHARE UNIT AWARD AGREEMENT

Country Provisions

for RSUs for the Participants in Certain Jurisdictions

This Exhibit A-1 (this “Exhibit”) includes special terms and conditions applicable to the Participants in the countries below. These terms and conditions are in addition to those set forth in the Agreement and the Plan, and to the extent there are any inconsistencies between these terms and conditions and those set forth in the Agreement or the Plan, these terms and conditions shall prevail. Any capitalized term used in this Exhibit and not defined herein shall have the meaning ascribed to such term in the Plan or the Agreement, as applicable.

Section 1.1 Nature of Grant. In accepting the RSUs, Participant acknowledges, understands and agrees that:

(a)
the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)
the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;
(c)
all decisions with respect to future RSUs or other grants, if any, will be at the sole discretion of the Company;
(d)
the Participant is voluntarily participating in the Plan;
(e)
for labor law purposes, the RSUs and the Shares subject to the RSUs are an extraordinary item that does not constitute wages of any kind for services of any kind rendered to the Company or to the Participant’s employer/ service entity, and the award of the RSUs is outside the scope of the Participant’s service contract, if any;
(f)
for labor law purposes, the RSUs and the Shares subject to the RSUs are not part of normal or expected wages or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, any Subsidiary, the Participant’s employer/service entity, its parent, or any affiliate of the Company;
(g)
the RSUs and the Shares subject to the RSUs are not intended to replace any pension rights or compensation;
(h)
neither the RSUs nor any provision of this Agreement, the Plan or the policies adopted pursuant to the Plan confer upon the Participant any right with respect to service or continuation of current service and shall not be interpreted to form a service contract or relationship with the Company or any Subsidiary or affiliate;

(i)
the future value of the underlying Shares is unknown and cannot be predicted with certainty;
(j)
neither the Company nor any parent, Subsidiary or affiliate shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to Participant pursuant to the subsequent sale of any Shares acquired; and
(k)
the value of the Shares acquired upon vesting of the RSUs may increase or decrease in value.

Section 1.2 Securities Law Notice. Unless otherwise noted, neither the Company nor the Shares are registered with any local stock exchange or under the control of any local securities regulator. The Agreement (of which this Exhibit is a part), the Plan, and any other communications or materials that the Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities in any jurisdiction, and the issuance of securities described in any Plan-related documents is not intended for public offering or circulation in the Participant’s jurisdiction.

Section 1.3 No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or the Agreement or any receipt of the RSUs or sale of Shares acquired upon settlement of the RSUs. Participant should consult his/her own personal tax, legal and financial advisors regarding his/her participation in the Plan and the Agreement before taking any action related to the RSUs or the Shares.

Special Country Provisions for German Participants

ARTICLE I.

ARTICLE II.

Section 2.1 Eligibility. Employees who (a) are either (i) residents for tax purposes in Germany or (ii) otherwise subject to German income tax and/or social security contributions in respect of earnings received from the Company or any Participating Company that is the Participant’s employing entity (such Participating Company, the “Employer”) and (b) were selected by the Administrator to participate in the Plan and were granted an Award pursuant to the Plan qualify as “German Participants.”

Section 2.2 Tax Obligations and Consequences.

(a)
The German Participant shall notify the Employer of their participation in the Plan and any grant, vesting, exercise, issuance or payment under the Plan.
(b)
The German Participant shall indemnify and hold harmless the Employer from any Tax Liabilities (as defined below) arising in connection with the German Participant’s participation in the Plan.
(c)
The Employer shall have the authority and the right to deduct or withhold, or require the German Participant to remit to the Employer, an amount sufficient to satisfy any Tax Liability required to be withheld and/or paid including, without limitation, the authority to deduct such amount from other compensation payable to the German Participant by the Employer.

(d)
“Tax Liability” shall be any liability for income tax, wage tax, solidarity surcharge, employee share of social security contributions, church tax, VAT and any other service or employment-related taxes (as applicable), and in this regard also the German Participant’s portions arising in connection with the Award. Whenever an Award is granted or paid, the Company or the Employer shall notify the German Participant of the amount of Tax Liability, if any, which must be withheld by the Employer under applicable tax laws. For the purposes of withholding, to the extent applicable, the fair market value shall be determined under applicable German law and its interpretation by the German tax authorities.
(e)
The German Participant understands that they may suffer adverse tax consequences in connection with the Awards which may exceed the amount, if any, withheld by the Company or the Employer. None of the Company nor the Employer or any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant, vesting, exercise, issuance or payment of Awards. The Company, the Employer and the Subsidiaries do not commit and are under no obligation to structure the Award to reduce or eliminate the German Participant’s Tax Liability. The German Participant represents that the German Participant has had the opportunity to consult with any tax consultants the German Participant deems advisable in connection with the Awards and that the German Participant is not relying on the Company or the Employer for any tax advice. The German Participant is relying solely on such advisors and not on any statements or representations of the Company, the German Participant’s Employer or any of their respective agents.
(f)
For the avoidance of doubt, the rights of the Employer under this Section 2.2 are cumulative and supplementary to, and shall not limit or replace, any rights of the Participating Companies (including the Employer) under Section 9.5 of the Plan or Section 2.2(e) of this Exhibit.

Section 2.3 No Employment Rights. The German Participant acknowledges that (a) any Awards granted pursuant to the Plan are discretionary, (b) the Plan and any supplementary agreements are not a part of the terms and conditions of the German Participant’s employment with the Employer and (c) the income in connection with the Award, if any, is not part of the German Participant’s entitlement to remuneration from the Employer and is not to be considered in valuing employment benefits or severance payable in the event of the termination of the German Participant’s employment with the Employer.

Section 2.4 Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank (Bundesbank). In the event German Participant makes or receives a payment in excess of this amount, the German Participant must report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (“Allgemeines Meldeportal Statistik”) available via Bundesbank’s website (www.bundesbank.de).

Section 2.5 Insider Trading. By accepting the Awards, the German Participant acknowledges that they may be subject to insider trading rules, which may affect the sale of shares issued upon settlement of the Award. German securities laws prohibit insider trading according to Article 14 of the Market Abuse Regulation (VO (EU) 596/2014) if the shares are traded, admitted or for which admission on trading has been requested on a trading venue in the European Union.

Section 2.6 Data Protection. The Company acts as controller in relation to the personal data which may be shared by the German Participant under the Plan and the Agreement. Such personal data will be processed in compliance with applicable data protection laws, in particular the EU General Data

Protection Regulation (EU) 2016/679 (“GDPR”). The Company independently determines the purposes and means for which personal data is processed under the Plan. To administer and perform its obligations under the Plan and to comply with the provisions therein and statutory retention obligations, the Company must collect, store, and otherwise process certain personal data of the German Participant (e.g., including, name contact details, and bank account details). Further information about the processing of personal data is set out in the privacy notice attached hereto as Annex A.

Special Country Provisions for Austrian Participants

ARTICLE III.

Section 3.1 Eligibility. Employees who (a) are either (i) residents for tax purposes in Austria or (ii) otherwise subject to Austrian income tax and/or social security contributions in respect of earnings received from the Company or any Participating Company that is the Participant’s employing entity (such Participating Company, the “Employer”) and (b) were selected by the Administrator to participate in the Plan and were granted an Award pursuant to the Plan qualify as “Austrian Participants.”

Section 3.2 Tax Obligations and Consequences.

(a)
The Austrian Participant shall notify the Employer of their participation in the Plan and any grant, vesting, exercise, issuance or payment under the Plan.
(b)
The Austrian Participant shall indemnify and hold harmless the Employer from any Tax Liabilities (as defined below) arising in connection with the Austrian Participant’s participation in the Plan.
(c)
The Employer shall have the authority and the right to deduct or withhold, or require the Austrian Participant to remit to the Employer, an amount sufficient to satisfy any Tax Liability required to be withheld and/or paid including, without limitation, the authority to deduct such amount from other compensation payable to the Austrian Participant by the Employer.
(d)
“Tax Liability” shall be any employee or employer related liability for inter alia income tax, wage tax, employee and employer share of social security contributions, municipality tax, contribution to the family burden fund, payments to the operational company pension fund (Betriebliche Mitarbeitervorsorgekasse), VAT and any other service or employment-related taxes (as applicable), and in this regard also the Austrian Participant’s portions arising in connection with the Award. For the purposes of withholding or any deduction, to the extent applicable, the fair market value shall be determined under applicable Austrian law and its interpretation by the Austrian tax authorities.
(e)
The Austrian Participant understands that they may suffer adverse tax consequences in connection with the Awards which may exceed the amount, if any, withheld by the Company or the Employer. None of the Company nor the Employer or any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant, vesting, exercise, issuance or payment of Awards or the underlying Shares. The Company, the Employer and the Subsidiaries do not commit and are under no obligation to structure the Award to reduce or eliminate the Austrian Participant’s Tax Liability. The Austrian Participant represents that the Austrian Participant has had the opportunity to consult with any tax consultants the Austrian Participant deems advisable in connection with the Awards and that the Austrian

Participant is not relying on the Company or the Employer for any tax advice. The Austrian Participant is relying solely on such advisors and not on any statements or representations of the Company, the Austrian Participant’s Employer or any of their respective agents.
(f)
For the avoidance of doubt, the rights of the Employer under this Section 3.2 are cumulative and supplementary to, and shall not limit or replace, any rights of the Participating Companies (including the Employer) under Section 9.5 of the Plan or Section 3.2(e) of this Exhibit.

Section 3.3 No Employment Rights. The Austrian Participant acknowledges that (a) any Awards granted pursuant to the Plan are discretionary, (b) the Plan and any supplementary agreements are not a part of the terms and conditions of the Austrian Participant’s employment with the Employer and (c) the income in connection with the Award, if any, is not part of the Austrian Participant’s entitlement to remuneration from the Employer and is not to be considered in valuing employment benefits or severance payable in the event of the termination of the Austrian Participant’s employment with the Employer.

Section 3.4 Insider Trading. By accepting the Awards, the Austrian Participant acknowledges that they may be subject to insider trading rules, which may affect the sale of shares issued upon settlement of the Award. Austrian laws prohibit insider trading according to Article 14 of the Market Abuse Regulation (VO (EU) 596/2014) if the shares are traded, admitted or for which admission on trading has been requested on a trading venue in the European Union.

Section 3.5 Data Privacy

(a)
For Austrian Participants, Section 10.9 of the Incentive Award Plan does not apply. Instead, this section on special country provisions for Austrian Participants regarding data protection and the Austrian Participant Privacy Notice in Annex B to the Country Provisions applies.
(b)
As a condition of participating in the Plan and for receiving any award, the Company will process certain personal data strictly as necessary to implement, administer and manage a Participant’s participation in the Plan in accordance with applicable data protection laws. Processing necessary to implement, administer and manage the Plan (including the grant, vesting, exercise, settlement and maintenance of Awards, maintaining participant records, broker/custody setup, equity settlement, and payroll/tax reporting) is carried out where applicable on the legal bases of (i) performance of a contract, insofar as such processing is necessary to enter into, perform and fulfill the Plan and related Award agreements with the Participant, (ii) compliance with legal obligations to which the Company or the employing entity is subject, including tax, social security, reporting, audit and record‑keeping obligations, and (iii) the Company’s legitimate interests in efficiently operating, administering and improving the Plan, preventing fraud and abuse, and defending legal claims, provided such interests are not overridden by the Participant’s interests or fundamental rights and freedoms.
(c)
For more information about the processing of Data in connection with the Plan, including the identity of the controller(s), categories of recipients, countries of destination, the safeguards used for international transfers, and applicable retention periods, Participants may consult the applicable plan privacy notice or contact the Company’s privacy office or data protection officer, or their local human resources representative for assistance.

Section 3.6 Restrictive Covenants. For purposes of the Restrictive Covenant Agreement attached hereto as Exhibit B, notwithstanding anything to the contrary therein, the “Restricted Period” for Austrian Participants shall mean the period during the Austrian Participant’s employment relationship with the Company Group and continuing through the period ending twelve (12) months following the Austrian Participant’s Termination of Service for any reason.

ANNEX A

TO THE COUNTRY PROVISIONS

German Participant Privacy Notice

The entity responsible for processing your personal data (the “Controller”) for purposes of the Awards is INNIO N.V., having its registered office at Nymphenburger Straße 5, 80335 Munich, Germany (the “Company”). The present privacy notice (the “Notice”) provides for information in relation to the processing of your personal data in this context.

Section 1.1 What Personal Data does the Company Process About You?

(a)
Some of the personal data is collected directly from you. Other personal data is provided to the Company by other group companies.
(b)
The personal data the Company collects about you may include (i) identification data such as your name and address, (ii) job title, department, as well as related information, e.g., employee ID number, (iii) your bank account details and (iv) details regarding your equity awards and other information relating to the Plan and the Agreement.
(c)
The Company requires your personal data for business and accounting purposes. Refusal to provide personal data requested could lead to the impossibility for the Company to proceed with any matters relating to the Plan and the Agreement, including the allocation, award and any payments relating to your awards.

Section 1.2 How does the Company Process Your Personal Data?

(a)
The Company processes your personal data only for legitimate purposes, including (i) to implement the Plan and the Agreement and in order to proceed with the allocation, award and any payments relating to your Awards and (ii) to comply with accounting requirements.
(b)
The Company does not keep your personal data for longer than is necessary to fulfil the purposes above – unless statutory retention obligations and/or legitimate interests may require a longer storage. This may include the defense and assertion of legal claims.
(c)
No automated decision making or profiling is conducted in the context of the Plan and the Agreement.

Section 1.3 Does the Company Disclose Your Personal Data to other Parties?

(a)
The Company may disclose your personal data, where reasonably necessary and in accordance with applicable law for the purposes set out in Section 2 of this Notice, including to (i) other entities within the group, (ii) accountants, auditors, legal advisors, (iii) services providers such as payroll administrators and benefits advisors and (iv) third parties to whom the Company is required to disclose information by law or regulatory requirement (including authorities and litigation counterparties).

(b)
If your personal data should be transferred to countries outside the European Union / the European Economic Area, the Company will apply appropriate safeguards to secure such transfers.

Section 1.4 What Rights do You Have?

(a)
You have certain rights in relation to your personal data. Please note that these may vary depending on the right and circumstances of its assertion. These rights include:
(i)
the right to access your personal data and ask for a copy of your processed personal data;
(ii)
the right to have incomplete or inaccurate personal data corrected;
(iii)
the right to object to the use of your personal data, or to withdraw your consent (where processing is based on your prior consent);
(iv)
the right to restrict the use of your personal data;
(v)
the right to require the Company to erase/delete your personal data;
(vi)
the right to receive personal data which you have provided to the Company in a structured, commonly used and machine-readable format and the right to transmit those data to another data controller; and
(vii)
the right to lodge a complaint with the competent data protection authority.
(b)
If you wish to exercise any of these rights or have other questions about how the Company processes your personal data, you can email your local human resources representative.

ANNEX B

TO THE COUNTRY PROVISIONS

Austrian Participant Privacy Notice

The entity responsible for processing your personal data (the “Controller”) for purposes of the Awards is INNIO N.V., having its registered office at Nymphenburger Straße 5, 80335 Munich, Germany (the “Company”). The present privacy notice (the “Notice”) provides for information in relation to the processing of your personal data in this context.

Section 1.1 What Personal Data does the Company Process About You?

(a)
Some of the personal data is collected directly from you. Other personal data is provided to the Company by other group companies.
(b)
The personal data the Company collects about you may include (i) identification data such as your nationality, name and address, telephone number; birthdate; social security, insurance number or other identification number (ii) job title, department, salary, as well as related information, e.g., employee ID number, (iii) your bank account details and (iv) details regarding your equity awards and other information relating to the Plan and the Agreement.
(c)
The Company requires your personal data for business and accounting purposes. You are not legally obliged to provide the Company with your data, however, refusal to do so leads to the impossibility for the Company to proceed with any matters relating to the Plan and the Agreement, including the allocation, award and any payments relating to your awards.

Section 1.2 How does the Company Process Your Personal Data?

(d)
The Company processes your personal data only for legitimate purposes, including (i) to implement the Plan and the Agreement and in order to proceed with the allocation, award and any payments relating to your Awards and (ii) to comply with accounting requirements.
(e)
The Company does not keep your personal data for longer than is necessary to fulfil the purposes above – unless statutory retention obligations and/or legitimate interests may require a longer storage. This may include the defense and assertion of legal claims.
(f)
No automated decision making or profiling is conducted in the context of the Plan and the Agreement.

Section 1.3 Does the Company Disclose Your Personal Data to other Parties?

(c)
The Company may disclose your personal data, where reasonably necessary and in accordance with applicable law for the purposes set out in Section 1.2 of this Notice, including to (i) other entities within the group, (ii) accountants, auditors, legal advisors, (iii) services providers such as payroll administrators and benefits advisors and (iv) third parties to whom the Company is required to disclose information by law or regulatory requirement (including authorities and litigation counterparties).
(d)
If your personal data should be transferred to countries outside the European Union / the European Economic Area, the Company will apply appropriate safeguards to secure such transfers. For more information about the safeguards, Participants may contact the Company’s privacy office or data protection officer, or their local human resources representative.

Section 1.4 What Rights do You Have?

(c)
You have certain rights in relation to your personal data. Please note that these may vary depending on the right and circumstances of its assertion. These rights include:
(i)
the right to access your personal data and ask for a copy of your processed personal data;
(ii)
the right to have incomplete or inaccurate personal data corrected;
(iii)
the right to object to the use of your personal data, or to withdraw your consent (where processing is based on your prior consent);
(iv)
the right to restrict the use of your personal data;
(v)
the right to require the Company to erase/delete your personal data;
(vi)
the right to receive personal data which you have provided to the Company in a structured, commonly used and machine-readable format and the right to transmit those data to another data controller; and
(vii)
the right to lodge a complaint with the competent data protection authority.
(d)
If you wish to exercise any of these rights or have other questions about how the Company processes your personal data, you can email your local human resources representative.

EXHIBIT B

TO RESTRICTED SHARE UNIT AWARD AGREEMENT

RESTRICTIVE COVENANT AGREEMENT

Capitalized terms not specifically defined in this Exhibit B (the “Restrictive Covenant Agreement”) have the meanings specified in the Restricted Share Unit Award Agreement to which it is attached (the “Award Agreement”).

The Participant acknowledges that the Participant, by virtue of the Participant’s employment with and service to the Participating Company and the Company’s parents and Subsidiaries (collectively, the “Company Group”), has been and will continue to be provided with, and has had and will continue to have access to, Confidential Information (as defined below). In consideration of the Participant’s opportunity to receive the RSUs and as a condition to the Participant’s employment and continued employment with any Participating Company, and for additional good and valuable consideration, and in order to protect the value of any Confidential Information, the Participant hereby agrees to the following covenants, as may be modified by Exhibit B-1 of the Award Agreement, which will continue to remain in effect following the Participant’s Termination of Service for any reason:

Section 1.1 The Participant acknowledges that the Company Group has provided and will continue to provide the Participant with access to the Company Group’s Confidential Information and certain business relationships that are part of the Company Group’s goodwill, all of which provide the Company Group with a competitive advantage. The Participant acknowledges and agrees that the Company Group is entitled to protect its investment in the foregoing and to keep the results of its efforts, its goodwill, and its Confidential Information for its sole and exclusive use through the enforcement of the obligations set forth in this Restrictive Covenant Agreement.

Section 1.2 During the Participant’s employment relationship with the Company Group and continuing through the period ending twenty-four (24) months following the Participant’s Termination of Service for any reason (the “Restricted Period”), the Participant will not, directly or indirectly, either alone or on behalf of or in connection with any other person, entity or organization, own, manage, control, operate, consult with, render services for, or join, control or participate in the ownership, management, operation or control of, any business engaged in or preparing to engage in the Business located within the United States, Germany, Austria and any other geographic area in which the Company Group conducts business (whether in corporate, proprietorship or partnership form or otherwise) or has taken substantial steps to engage in business, if such business is in any manner competitive with the Company Group from time to time. Nothing in this Section 1.2 will prohibit the Participant from being a passive owner of not more than one percent (1%) of the outstanding stock of a competing publicly‑traded corporation, so long as the Participant has no active participation in the business of such corporation and is not entitled to any disproportionate economic interest in respect thereof. As used in this Restrictive Covenant Agreement, “Business” shall mean the business conducted by the Company Group, any new business that the Company Group enters into while the Participant is an employee of the Company Group, and any business that the Company Group has taken substantial steps to enter into as of the date of the Participant’s Termination of Service.

Section 1.3 During the Restricted Period, the Participant will not, directly or indirectly, either alone or on behalf of or in connection with any other person, entity or organization, contact or solicit, with respect to hiring, or hire, any employee or independent contractor of the Company Group or any person employed or engaged by the Company Group at any time during the one (1)-year period immediately preceding the Participant’s Termination of Service for any reason, who the Participant worked or had contact or about whom the Participant acquired information during Participant’s employment with the

Company Group, provided that this Section 1.3 shall not be violated solely by a general advertising or general solicitation that, in each case, is not specifically targeted at the Company Group or any Company Group employee or independent contractor (so long as no employee or independent contractor is hired or engaged as a result thereof).

Section 1.4 During the Restricted Period, the Participant will not, directly or indirectly, either alone or on behalf of or in connection with any other person, entity or organization, call on, solicit, have contact with, or service any current client or customer, or prospective client or customer, of the Company Group with whom the Participant had material business contact or about whom the Participant acquired Confidential Information during the course of the Participant’s employment in order to (a) solicit business of the type provided by the Company Group, (b) induce or attempt to induce such person or entity to cease doing business with, or reduce the amount of business conducted with, the Company Group or (c) in any way interfere with the relationship between any such person or entity and the Company Group.

Section 1.5 The Participant will keep confidential and not disclose or use, either during or after the Participant’s employment with the Company Group, any Confidential Information of the Company Group, except as required in good faith in performing the Participant’s duties for the Company Group, as required by law, or as authorized by the Company Group in a signed writing addressed specifically to the Participant. The Participant acknowledges and agrees that “Confidential Information” includes any non-public proprietary information that is used, developed, obtained or received by the Participant or the Company Group in connection with the Company Group’s business. Examples of Confidential Information include but are not limited to: (a) client and prospective client information, including client lists, compilations of client data, client preferences, and personal and/or financial information relating to clients, (b) business information, including contractual arrangements, business plans, strategies, tactics, policies, procedures, resolutions, litigation or negotiations, (c) marketing information, including plans, strategies, tactics, methods, or market research data, (d) financial information, including costs and performance data, pricing information, sales figures, profit or loss figures, debt arrangements, equity structure, investors and holdings and (e) product or service information, such as drawings, schematics, sketches, models, software, product software license, hardware, source codes, suppliers, materials, equipment, research and development data, testing data, and other similar records. If ordered by a court of competent jurisdiction to disclose Confidential Information, the Participant will provide immediate written notice to the Company Group of such order, in care of its General Counsel or his or her designee, and will cooperate with the Company Group in objecting to and/or seeking confidentiality protections prior to the production of such information or documents. If such protective order or other remedy is not obtained, the Participant shall only disclose that portion of such Confidential Information required to be disclosed, in the opinion of the Participant’s legal counsel. The Participant shall request that confidential treatment be accorded to such Confidential Information, where available. Compulsory disclosures made pursuant to this Section 1.5 shall not relieve the Participant of any obligations of confidentiality and non-use with respect to non-compulsory disclosures. Nothing in this Restrictive Covenant Agreement shall prevent the Participant from (i) communicating directly with, cooperating with, or providing information to, or receiving financial awards from, any federal, state or local government agency, including without limitation the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice, the U.S. Equal Employment Opportunity Commission, or the U.S. National Labor Relations Board, or any state inspector or attorney general, without notifying or seeking permission from the Company, (ii) exercising any rights the Participant may have under Section 7 of the U.S. National Labor Relations Act, such as the right to engage in concerted activity, including collective action or discussion concerning wages or working conditions, if applicable or (iii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected characteristic or any other conduct that the Participant has reason to believe is unlawful. In addition, the Participant acknowledges receipt of the following notice of immunity rights under the U.S. Defend Trade Secrets Act, which states: “(1) An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (2) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose a trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal, and (B) does not disclose a trade secret, except pursuant to court order.” Notwithstanding anything to the contrary herein, the Participant may disclose information to the extent the disclosure is required (x) to enforce or defend any claim under this Restrictive Covenant Agreement or the Award Agreement or (y) to a financial advisor, attorney or accountant who is subject to an obligation of confidentiality for the purpose of obtaining advice or services from such party in connection with this Restrictive Covenant Agreement or the Award Agreement.

Section 1.6 All property, memoranda, notes, emails, data, and other documents, in whatever form, compiled by, made available to, or received by the Participant pertaining to the Company Group’s business and/or its clients, including but not limited to Confidential Information, shall be the sole and exclusive property of the Company Group. The Participant agrees to deliver promptly to the Company Group, on the date of the Participant’s Termination of Service, or at any other time upon request, all documents, electronic files, and things in the Participant’s possession, custody, or control pertaining to the Company Group’s business and its Confidential Information, without retaining copies thereof. If any such materials come into the Participant’s possession after the Participant’s Termination of Service for any reason, the Participant will promptly deliver them to the Company Group.

Section 1.7 For the purposes of this Section 1.7, the “Company Group” shall mean the Company Group entity that is the Participant’s employer as of the effective date of this Restrictive Covenant Agreement, or, if the Participant is subsequently employed by any parent, subsidiary or affiliate of such Company Group entity, the applicable parent, subsidiary, or affiliate by which the Participant is employed. All Intellectual Property (as defined below) is the exclusive property of the Company Group. All copyrightable Intellectual Property created by the Participant shall be considered specially commissioned as “work made for hire,” as that term is defined in the Copyright Law of the United States. The Participant hereby irrevocably assigns any right, title or interest in or relating to all Intellectual Property to the Company Group. During and after the Participant’s employment with the Company Group, the Participant will cooperate fully, execute such further documents, and perform such further acts, at the Company Group’s expense, as may be necessary to protect the Company Group’s rights in the Intellectual Property. In the event the Participant fails or refuses to execute such documents, the Participant hereby appoints the Company Group as the Participant’s attorney-in-fact (this appointment to be irrevocable and a power coupled with an interest) to act on the Participant’s behalf and to execute such documents. For purposes of this Restrictive Covenant Agreement, “Intellectual Property” shall be defined to include all devices, inventions, improvements, software, applications, data, processes and methods, programs designs, configurations, algorithms, research, source codes, object codes, database rights, methodologies, technical information, computer programs and techniques, know-how, discoveries, developments, compositions, works, concepts, and ideas (whether or not capable of patent, trademark or copyright protection), and other patentable or copyrightable material that are authored, created, invented, derived, developed or reduced to practice by the Participant and that either: (a) relate to any current or prospective business, work, research or investigations of the Company Group, (b) were developed, in whole or in part, on the Company Group’s time or with the use of any of the Company Group’s equipment, supplies, resources, facilities or Confidential Information, whether before or after the date of this Restrictive Covenant Agreement, (c) result from or are suggested by any work that the Participant has done or may do for the Company Group or (d) were created or improved by the Participant, or upon which the Participant worked in any fashion, in connection with the Participant’s employment with the Company Group, whether before or after the date of this Restrictive Covenant Agreement. The Participant further understands that, to the extent this

Restrictive Covenant Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this Section 1.7 shall be interpreted not to apply to any invention which a court rules and/or the Company Group agrees falls within such classes.

Section 1.8 The Participant acknowledges that:

(a)
the breach of any provision of this Restrictive Covenant Agreement will result in immediate and irreparable harm to the Company Group; and
(b)
no adequate remedy at law exists with regard to any such breach.

In the event of a finally determined material breach of any provision of this Restrictive Covenant Agreement by a court of competent jurisdiction, the prevailing party in such proceeding shall be entitled to recover its costs and reasonable attorney’s fees. The Participant acknowledges and agrees that the Participant has a right to consult with an attorney or counsel of the Participant’s choosing, and the Company Group is herein advising the Participant to consult with the Participant’s attorney or counsel.

Section 1.9 The laws of the state where the Participant resides will govern this Restrictive Covenant Agreement. The provisions of this Restrictive Covenant Agreement shall be enforceable to the fullest extent permitted by law. If any provision is held to be illegal, invalid, void or unenforceable, then such term, condition, covenant or provision shall be construed in a manner so as to permit its enforceability under the applicable law to the fullest extent permitted by law. If such provision cannot be reformed in that manner, it shall be severed from this Restrictive Covenant Agreement without impairing the other provisions of this Restrictive Covenant Agreement. This Restrictive Covenant Agreement shall inure to the benefit of the Company Group and its successors and assigns.

Section 1.10 Counterparts. This Restrictive Covenant Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Restrictive Covenant Agreement. Signatures delivered by facsimile or email shall be deemed effective for all purposes.

Section 1.11 This Restrictive Covenant Agreement shall be deemed drafted equally by both parties. Its language shall be construed as a whole and according to its fair meaning. Any presumption or principle that the language is to be construed against any party shall not apply. The headings in this Restrictive Covenant Agreement are only for convenience and are not intended to affect construction or interpretation. Any references to paragraphs, subparagraphs, sections or subsections are to those parts of this Restrictive Covenant Agreement, unless the context clearly indicates to the contrary. Also, unless the context clearly indicates to the contrary, (i) the plural includes the singular and the singular includes the plural, (ii) “and” and “or” are each used both conjunctively and disjunctively, (iii) “any,” “all,” “each,” or “every” means “any and all,” and “each and every”, (iv) “includes” and “including” are each “without limitation”, (v) “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” refer to the entire Restrictive Covenant Agreement and not to any particular paragraph, subparagraph, section or subsection and (vi) all pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the entities or persons referred to may require.

Section 1.12 Any controversy, claim or dispute arising out of or relating to this Restrictive Covenant Agreement, shall be settled solely and exclusively by a binding arbitration process administered by JAMS in Delaware. Such arbitration shall be conducted in accordance with the then-existing JAMS Employment Arbitration Rules and Procedures and subject to JAMS Policy on Employment Arbitration Minimum Standards of Procedural Fairness. Each party shall bear its own attorneys’ fees and expenses; provided, that, the arbitrator shall assess the prevailing party’s fees and costs against the non-prevailing party as part of the arbitrator’s award. The parties agree to abide by all decisions and awards rendered in such proceedings. Such decisions and awards rendered by the arbitrator shall be final and conclusive. This dispute resolution process and any arbitration hereunder shall be confidential and neither any party nor the neutral arbitrator shall disclose the existence, contents or results of such process without the prior written consent of all parties, except where necessary or compelled in a court to enforce this arbitration provision or an award from such arbitration or otherwise in a legal proceeding. If JAMS no longer exists or is otherwise unavailable, the parties agree that the American Arbitration Association (“AAA”) shall administer the arbitration in accordance with its then-existing rules. In such event, all references herein to JAMS shall mean AAA. Notwithstanding the foregoing, the Participant and the Company Group each have the right to resolve any issue or dispute over intellectual property rights by court action instead of arbitration.

Section 1.13 This Restrictive Covenant Agreement shall be effective, irrevocable and enforceable on the date of the Participant’s signature below.

[Signature Page Follows]

The Participant acknowledges that the Participant has read and understands this Restrictive Covenant Agreement, is fully aware of its legal effect, has not acted in reliance upon any representations or promises made by the Company other than those contained in writing herein, and has entered into this Restrictive Covenant Agreement freely based on the Participant’s own judgment.

(Sign Full Name)	(Print Name)	(Date)

Agreed and Acknowledged By:

COMPANY

By:

Its:

(Sign Full Name)	(Print Name & Title)	(Date)

EXHIBIT B-1

TO RESTRICTED SHARE UNIT AWARD AGREEMENT

ILLINOIS

If the Participant resides in Illinois as of the date of the Participant’s signature to the Restrictive Covenant Agreement, then the Restrictive Covenant Agreement is hereby modified as follows:

A.
For the purpose of Section 1.2, the Restricted Period shall end upon the Participant’s Termination of Service only if the Participant’s actual or expected annualized rate of earnings does not exceed the applicable amount set forth in the Illinois Freedom to Work Act for covenants not to compete, which is currently $75,000 per year, and which will increase to $80,000 in 2027, to $85,000 in 2032, and to $90,000 in 2037.
B.
For the purpose of Sections 1.3 and 1.4, the Restricted Period shall end upon the Participant’s Termination of Service only if the Participant’s actual or expected annualized rate of earnings does not exceed the applicable amount set forth in the Illinois Freedom to Work Act for covenants not to solicit, which is currently $45,000 per year, and which will increase to $47,500 in 2027, to $50,000 in 2032, and to $52,500 in 2037.
C.
Section 1.13 shall be removed in its entirety and replaced with the following:

Notice; Effective Date. The Participant acknowledges that the Company Group has provided the Participant with at least fourteen (14) calendar days to review this Restrictive Covenant Agreement. If the Participant signs this Restrictive Covenant Agreement prior to the expiration of such review period, the Participant does so voluntarily and knowingly and waives the remainder of such review period.

D.
The following notice is provided pursuant to the Illinois Employee Patent Act (765 ILCS 1060/2): Section 1.6 of this Restrictive Covenant Agreement does not require the Participant to assign or offer to assign to the Company Group any invention for which no equipment, supplies, facility, or trade secret information of the Company Group was used and which was developed entirely on the Participant’s own time, unless: (i) the invention relates (A) to the Business, or (B) to the Company Group’s actual or demonstrably anticipated research or development; or (ii) the invention results from any work performed by the Participant for the Company Group.

GEORGIA

If the Participant resides in Georgia as of the date of the Participant’s signature to the Restrictive Covenant Agreement, then the Restrictive Covenant Agreement is hereby modified as follows:

A.
The Participant acknowledges and agrees that, in the course of the Participant’s employment or engagement, the Participant either: (i) customarily and regularly solicits customers or prospective customers; (ii) customarily and regularly engages in making sales or obtaining orders or contracts for products or services to be performed by others; (iii) has a primary duty of managing the enterprise in which the Participant is employed or a customarily recognized department or subdivision thereof, customarily and regularly directs the work of two or more other employees, and has the authority to hire or fire other employees or has particular weight given to suggestions and recommendations as to the hiring, firing, advancement, promotion, or any other change of status of other employees; or (iv) performs the duties of a key employee (as defined by GA. CODE ANN. §13 8 51(8)) or of a professional.

MASSACHUSETTS

If the Participant resides in or the Participant’s principal work location is Massachusetts at the time of, and for at least the thirty (30) days prior to the Participant’s Termination of Service, then the Restrictive Covenant Agreement is hereby modified as follows:

A.
For the purpose of the covenants set forth in Section 1.2 (the “Non-Competition Covenant”):
a.
The Restricted Period shall not extend beyond the Participant’s Termination of Service if the Participant is: (i) classified as a non-exempt employee under the Fair Labor Standards Act; (ii) an undergraduate or graduate student engaged in a short-term employment relationship (including an internship or co-op) while enrolled in a full-time or part-time undergraduate or graduate educational institution; (iii) age eighteen (18) or younger; or (iv) terminated without Cause. The term “Cause” shall have the meaning ascribed to it in any employment or other written agreement entered into by the Participant and the Company Group, but if there is no such defined term in any employment or other written agreement entered into by the Participant and the Company Group, “Cause” shall mean: (a) a material breach of this Restrictive Covenant Agreement or any other agreement the Participant may have entered into with the Company or the Company Group; (b) the commission of fraud, embezzlement, or other intentional act that could reasonably harm the Company Group; (c) a material violation of the Company Group’s personnel policies, the Participant’s ethical obligations, or applicable law; or (d) willful or gross negligence in the performance of the Participant’s duties that could reasonably harm the Company Group or third parties; in each case, as reasonably determined by the Company.
b.
The Restricted Period shall mean the period of the Participant’s employment with the Company Group and, if the Company terminates the Participant’s employment for Cause or if the Participant resigns for any reason, for the twelve (12) month period immediately following the Participant’s Termination of Service.
c.
In the event the Participant breaches the Participant’s fiduciary duty to the Company Group or unlawfully takes, physically or electronically, property belonging to the Company Group, in each case as reasonably determined by the Company, the Restricted Period for the Non-Competition Covenant shall be extended for twelve (12) additional months immediately following the Participant’s Termination of Service.
d.
The Non-Competition Covenant shall not be effective until at least ten (10) business days after the Participant received a copy of the Restrictive Covenant Agreement and this Exhibit B-1.
e.
The Participant acknowledges and agrees that the grant of RSUs and other consideration provided to the Participant pursuant to the Restricted Share Unit Award Agreement are fair and reasonable consideration for the Participant’s covenants set forth in the Restrictive Covenant Agreement (as modified by this Exhibit B-1), including without limitation the Non-Competition Covenant, and that such consideration is independent from the Participant’s continued employment or engagement with the Company Group. The Participant agrees that the Participant’s receipt of such RSUs also serves as mutually agreed upon consideration for signing the Restrictive Covenant Agreement and in lieu of any garden leave payments following the Participant’s Termination of Service.

WISCONSIN

If the Participant resides or works primarily in the state of Wisconsin, for so long as the Participant resides or works primarily in the state of Wisconsin, then the Restrictive Covenant Agreement is hereby modified as follows:

A.
The Participant’s obligations under Section 1.3 to not recruit or otherwise solicit, or attempt to recruit or solicit, for employment or hire any employee or independent contractor of the Company Group shall be limited to such conduct on behalf of a business that is in any manner competitive with the Company.
B.
The Participant’s obligations under Section 1.4(a) to not solicit or attempt to solicit the business of any current client or customer, or prospective client or customer, of the Company Group, and the Participant’s obligations under Section 1.4(b) to not induce or attempt to induce any person or entity to cease doing business with the Company Group, in any case shall be limited to such conduct on behalf of a business that is in any manner competitive with the Company.
C.
The Participant’s obligations under Section 1.5 with regard to Confidential Information shall only apply during the Participant’s employment with the Company Group and for up to two years after the Termination of Service, and, with respect to any Confidential Information that is and remains a trade secret under applicable law beyond two years following the Participant’s Termination of Service, for so long as such Confidential Information remains a trade secret.